UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of Earliest Event Reported):

December 7, 2011

Commission file number: 001-33084

SUSSER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	01-0864257
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4525 Ayers Street

Corpus Christi, Texas 78415

(Address of principal executive offices, including zip codes)

Registrant’s telephone number, including area code: (361) 884-2463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 7, 2011, Susser Holdings Corporation (the “Company”) completed the public offering (the “Offering”) of 3,500,000 shares (the “Shares”) of its Common Stock, par value $0.01 per share at a public offer price of $21.75 per share.

The net proceeds from this offering were approximately $72.0 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use net proceeds from this offering for growth capital for new store development and general corporate purposes which may include opportunistic debt reduction, from time to time, based on market conditions.

On December 7, 2011, Weil, Gotshal & Manges LLP, counsel to the Company, issued an opinion to the Company regarding the validity of the securities issued and sold in the Offering. A copy of that opinion is filed as Exhibit 5.1 hereto.

The Offering was conducted pursuant to the Company’s registration statement on Form S-3 (File No. 333-177625).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

5.1	Opinion of Weil, Gotshal & Manges LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSSER HOLDINGS CORPORATION

Date: December 7, 2011	By:	/s/ Mary E. Sullivan
Name: Mary E. Sullivan
Title: Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Opinion of Weil, Gotshal & Manges LLP.